As filed with the Securities and Exchange Commission on May 18, 2016

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

WESTMORELAND COAL COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	23-1128670
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

9540 South Maroon Circle, Suite 200
Englewood, CO  80112
(Address of Principal Executive Offices, including Zip Code)

Westmoreland Coal Company 2014 Equity Incentive Plan
(Full Title of the Plan)

Jennifer S. Grafton, Esq.
SVP, Chief Administrative Officer and Secretary
Westmoreland Coal Company
9540 South Maroon Circle, Suite 200
Englewood, CO  80112
(303) 922-6463
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Westmoreland Coal Company 2014 Equity Incentive Plan, Common Stock, par value $0.01 per share	350,000	$7.52(2)	$2,632,000	$265.04

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of common stock which become issuable pursuant to the adjustment provisions of the Westmoreland Coal Company 2014 Equity Incentive Plan, as amended (the "Plan").

(2)
Estimated pursuant to Rule 457(c) and Rule 457(h) of the Securities Act solely for purposes of calculating the amount of the registration fee, based upon the average of the high and low prices for a share of the registrant's common stock on May 17, 2016, as reported on the NASDAQ Global Market.

PART I.

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*
In accordance with Rule 428 under the Securities Act, and the instructional Note to Part I of Form S-8, the information specified in Part I of Form S-8 has been omitted from this Registration Statement. The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to participating employees as specified by Rule 428(b)(1) under the Securities Act. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as a part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents filed by the Registrant with the Commission:

Commission Filing (File No. 001-11155)	Period Covered or Date of Filing
Annual Report on Form 10-K	Fiscal year ended December 31, 2015; filed March 14, 2016.
Quarterly Report on Form 10-Q	Fiscal quarter ended March 31, 2016; filed May 10, 2016.
Definitive Proxy Statement on Schedule 14A relating to our annual meeting of stockholders held on May 17, 2016	Filed on April 4, 2016.
Current Reports on Form 8-K and Form 8-K/A
Filed February 1, 2016, February 29, 2016, May 9, 2016 and May 18, 2016; and excepting all such current reports furnished under Item 2.01 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary.

Description of the Registrant's Common Stock, $0.01 par value per share
Form 8-A filed with the Commission on April 29, 2011, including any amendment or report filed for the purpose of amending such description, in which there is described the terms, rights and provisions applicable to the Registrant’s Common Stock.

In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all common stock offered hereby has been sold or which deregisters all of the common stock then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such previous statement. Any such statement so modified or superseded will not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Under no circumstances will any information furnished under Item 2.02 or 7.01 of Current Report on Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Jennifer S. Grafton, Esq., General Counsel of the Registrant, has delivered a legal opinion to the effect that the issuance and sale of the common stock offered hereby was duly authorized by the Registrant and that such common stock will be validly issued, fully paid and nonassessable when issued pursuant to the Plan. Ms. Grafton is a participant in the Plan and currently is the beneficial owner of 22,638 shares of the Registrant's common stock, including in the form of common stock granted under the Registrant's equity incentive plans, including the Plan, and shares of common stock acquired through the Registrant's 401(k) Plan which, in the aggregate, account for less than 1.0% of the Registrant’s outstanding common stock.

Item 6. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or another enterprise if serving such enterprise at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper. Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by him or her in connection therewith.

Our certificate of incorporation, as amended, and bylaws, as amended, provide that we shall, to the fullest extent authorized by the General Corporation Law of the State of Delaware, indemnify our directors and executive officers; provided; however, that we may limit the extent of such indemnification by individual contracts with our directors and executive officers; and, provided, further, that we shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against us or our directors, officers, employees or other agents unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the board of directors, and (iii) such indemnification is provided by us, in our sole discretion, pursuant to our powers under the General Corporation Law of the State of Delaware.

We have entered into agreements to indemnify our directors and executive officers.  These indemnity agreements require us to hold harmless and indemnify each of our directors and executive officers (i) to the fullest extent authorized or permitted by the provisions of our bylaws and the General Corporation Law of the State of Delaware, as the same may be amended from time to time, and (ii) subject to certain exclusions, against expenses that such director or executive officer becomes legally obligated to pay because of any claim or claims made against or by such director or executive officer in connection with threatened, pending or completed actions, suits or proceedings, to which such director or executive officer at any time becomes a party or a participant, or is threatened to be made a party, by reason of the fact that such director or executive officer is, was or at any time becomes a director, officer, employee or other agent of ours, or is or was serving or at any time serves at our request as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, including any of our subsidiaries.  These indemnity agreements also establish the processes and procedures for indemnification claims, advancement of expenses and costs and other determinations with respect to indemnification. The contractual rights to indemnification provided by these indemnity agreements are subject to the limitations and conditions specified in such agreements.

Our bylaws, as amended, also permit us to maintain insurance to protect us and any director, officer, employee or agent against any liability with respect to which we would have the power to indemnify such persons under the General Corporation Law of the State of Delaware. We maintain an insurance policy insuring our directors and officers against certain liabilities.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The list of exhibits is set forth under “Index to Exhibits” at the end of this Registration Statement and is incorporated herein by reference.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant, Westmoreland Coal Company, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, Colorado, on this 18th day of May, 2016.

WESTMORELAND COAL COMPANY

By:	/s/ Kevin A. Paprzycki
Kevin A. Paprzycki
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin A. Paprzycki and Jason W. Veenstra, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin A. Paprzycki	Chief Executive Officer (Principal Executive Officer) and Director	May 18, 2016
Kevin A. Paprzycki

/s/ Jason W. Veenstra	Chief Financial Officer and Treasurer (Principal Financial Officer)	May 18, 2016
Jason W. Veenstra

/s/ Nathan M. Troup	Controller (Principal Accounting Officer)	May 18, 2016
Nathan M. Troup

/s/ Terry Bachynski	Director	May 18, 2016
Terry Bachynski

/s/ Robert C. Flexon	Director	May 18, 2016
Robert C. Flexon

/s/ Gail E. Hamilton	Director	May 18, 2016
Gail E. Hamilton

/s/ Michael G. Hutchinson	Director	May 18, 2016
Michael G. Hutchinson

/s/ Craig R. Mackus	Director	May 18, 2016
Craig R. Mackus

/s/ Jan B. Packwood	Director	May 18, 2016
Jan B. Packwood

/s/ Robert C. Scharp	Director	May 18, 2016
Robert C. Scharp

/s/ Robert A. Tinstman	Director	May 18, 2016
Robert A. Tinstman

EXHIBIT INDEX

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit	Filing Date	Filed Herewith
3.1	Amended and Restated Certificate of Incorporation	8-K	001-11155	3.1	7/31/2015
3.2	Amended and Restated Bylaws	8-K	001-11155	3.1	2/25/2015
3.3	First Amendment to Amended and Restated Bylaws	8-K	001-11155	3.1	5/18/2016
4.1	Common Stock certificate	S-2	33-1950	4(c)	12/4/1985
5.1	Legal opinion of Jennifer S. Grafton, SVP, Chief Administrative Officer and Corporate Secretary					X
10.1	Westmoreland Coal Company 2014 Equity Incentive Plan for Employees and Non-Employee Directors					X
10.2	First Amendment to Westmoreland Coal Company 2014 Equity Incentive Plan for Employees and Non-Employee Directors, effective May 17, 2016					X
23.1	Consent of Jennifer S. Grafton (included in Exhibit 5.1)					X
23.2	Consent of Ernst & Young LLP					X
24	Power of Attorney (included on signature page)